                                                                    EXHIBIT 99.1


        HANMI FINANCIAL CORP. ANNOUNCES 2ND QUARTER OF YEAR 2003 RESULTS

                NET INCOME OF $5.0 MILLION, OR $0.35 DILUTED EPS-

                    67% OVER THE SECOND QUARTER OF YEAR 2002

LOS ANGELES, July 18, 2003 (BUSINESS WIRE) -- Hanmi Financial Corporation (NASDAQ:HAFC), the holding company for Hanmi Bank, today announced the unaudited results of its operations for the second quarter ended June 30, 2003. Net income for the quarter ended June 30, 2003 was $5.0 million, an increase of 66.7% from net income of $3.0 million in the same quarter in 2002. On an earnings per share basis, for the second quarter of 2003, diluted earnings per share were $0.35, up 66.7% from the $0.21 reported in the prior-year second quarter.

For the six months ended June 30, 2003, net income was $9.2 million, an increase of $2.1 million or 29.5% compared to net income of $7.1 million for the same period in 2002. On an earnings per share basis, for the six months ended June 30, 2003, diluted earnings per share were $0.64, up 28% from the $0.50 reported for the six months ended June 30, 2002.

QUARTER HIGHLIGHTS

- Net income for the second quarter of year 2003 increased 66.7% to $5.0 million compared to $3.0 million during the same quarter a year ago.

- Net loans increased by 23.3% or $208.8 million to $1,103.5 million compared to $894.7 million at June 30, 2002.

- On an earnings per share basis, net income for the second quarter of 2003 was $0.35 per diluted share, an increase of 66.7%, over $0.21 per diluted share a year ago.

- Total deposits increased by 25.1% or $291.3 million to $1,452.0 million compared to $1,160.7 million at June 30, 2002.

- Mr. Jae Whan Yoo was appointed as the new President and Chief Executive Officer, effective July 1, 2003.


YEAR-TO-DATE HIGHLIGHTS

- Net income for the six months ended June 30, 2003 increased by 29.5% to $9.2 million compared to $7.1 million for the six months ended June 30, 2002.

- Net loans increased by 13.3% or $129.4 million to $1,103.5 million compared to $974.1 million at December 31, 2002.

- Total deposits increased by 13.1% or $168.0 million to $1,452.0 million compared to $1,284.0 million at December 31, 2002.

- On an earnings per share basis, for the six months ended June 30, 2003 net income was $0.64 per diluted share, an increase of 28%, over $0.50 per diluted share a year ago.

"We reported consistent growth through the first two quarters of 2003 despite a sluggish economy," said Jae Whan Yoo, President and CEO. "This is an indication of our excellent businesses strategy, which has led to numerous new loans, and the solid foundation that is in place at the bank. We are well positioned to not only continue this growth but to significantly increase it as the U.S. economy improves," continued Mr. Yoo.

NET INTEREST INCOME BEFORE PROVISION FOR LOAN LOSSES

Net interest income before provision for loan losses for the second quarter of 2003 increased by $2.1 million, or 17.8%, to $13.9 million compared to $11.8 million during the same quarter a year ago. Net interest income before provision for loan losses for the six months ended June 30, 2003 increased by $3 million, or 13.0%, to $26.0 million compared to $23.0 million during the same period a year ago. The increase in net interest income was primarily due to an increase of average interest-earning assets over average interest bearing liabilities. The net interest margin was 3.61% for the second quarter of 2003.

Average interest-earning assets increased by $321.6 million or 28.7% over the last year and provided an additional $3.5 million of interest income compared to the same period in prior year. The majority of this growth was funded by $252.2 million increase in average deposits and $42.7 million increase in average borrowings.

Average interest-bearing liabilities increased $209.5 million or 26.5% over the last year, but the interest expense increased only $511,000 or 5.1%. Interest expense increased $2.4 million due to increase in volume, but offset by $1.9 million decrease due to decrease in interest rate.

PROVISION FOR LOAN LOSSES

The provision for loan losses represents the charge against current earnings that is determined by management, through a disciplined credit review process, as the amount needed to maintain an allowance that is sufficient to absorb loan losses inherent in the bank's loan portfolio. In view of the still uncertain economic picture, and the additional inherent risk resulting from the overall increase of our loan portfolio, we increased the allowance for loan losses by $878,000 to $13.1 million, representing 1.17% of the gross loans, from $10.3 million or 1.1% of the gross loan at June 30, 2002. The provision for loan losses was $2.7 million for the six months ended June 30, 2003, representing increase of $580,000 or 27.6% compared to $2.1 million the same period in year 2002.

NON-INTEREST INCOME

For the quarter ended June 30, 2003, non-interest income decreased by $159,000 or 2.7% to $5.6 million, compared to $5.8 for the same quarter in 2002. The majority decrease was due to gain recognized from the sale of interest swap of $1.4 million in year 2002. Excluding this non-recurring income of $1.4 million, non-interest income for this quarter actually increased by $1.2 million or 27.3%, compared to $4.4 million for the same quarter in year 2002. The majority increase was due to increase in service charge on deposit of $378,000 or 16.8% over the same quarter in year 2002, and gain recognized from the sale of loans and investments of $747,000.

NON-INTEREST EXPENSES

For the quarter ended June 30, 2003, non-interest expense decreased by $2.1 million or 16.9% to $10.3 million compared to $12.4 million for the same quarter in 2002. The majority of decrease was due to impairment charges on Worldcom bond of $4.0 million in year 2002, which was offset by the increase in salaries and employee benefit of $1.3 million due to expansion of branch network and internal growth. Among the increase of salaries, non-recurring expense of $350,000 was included due to resignation of the former CEO.

FINANCIAL POSITION

Total assets were $1,649.1 million at June 30, 2003, increased by $192.8 million or 13.2% from December 31, 2002 of $1,456.3 million, primarily reflecting the growth in real estate, which includes both commercial and residential, loans and commercial loans. Our investment securities portfolio increased 31.3% to $367.0 million at June 30, 2003, increased by $87.5 million compared to $279.5 million at December 31, 2002.

At June 30, 2003, gross loans totaled $1,119.5 million, an increase of $130.6 million or 13.2% from $988.9 million at December 31, 2002. The majority of the growth was in real estate loans, which increased by $68.9 million or 18.5% to $440.5 million at June 30, 2003, compared to $371.6 million at December 31, 2002, and in commercial loans, which increased by $58 million or 10.1% to $630.9 million at June 30, 2003, compared to $572.9 million at December 31, 2002.

The increase in total assets was funded by increases in deposits. The total deposit increased by $168.0 million or 13.1% to $1,452.0 million, compared to $1,284.0 million at December 31, 2002. The majority increase was led by increase in time certificates of deposit $100,000 or more of $79.7 million and other time deposits of $52.1 million, through a special deposit campaign.

ASSET QUALITY

At June 30, 2003, accruing loans 90 days past due or more were $2.7 million, increased by $2.1 million from $617,000 at December 31, 2002. This increase was mainly due to $1.3 million loan to low-income housing project, which should have been paid off through city's subsidy fund, and a fully secured $1.1 million commercial real estate loan. The management anticipates these matters will be resolved in the third quarter of 2003, since the former relates to a procedural delay and the property collateral of the latter is currently on the market for sale.

Non-accrual loans were $8.9 million at June 30, 2003, an increase by $3.0 million from $5.9 million at December 31, 2002. The increase was due to one commercial term loan in the amount of $3.9 million that was newly placed on non-accrual loan pool, without which non-accrual loan total would have decreased to $5.0 million from $5.9 million at December 31, 2002. This loan has been performing, but was placed on non-accrual due to the restructuring of payment schedule. Of the total exposure for the foregoing loan, $2.4 million is fully secured by equipment and commercial real estate, and, for the whole unsecured portion, specific reserve have been allocated as of June 30, 2003.

ABOUT HANMI FINANCIAL CORPORATION

Headquartered in Los Angeles, Hanmi Bank, a wholly owned subsidiary of Hanmi Financial Corporation, is one of the leading banks providing services to the multi-ethnic communities of Southern California, with 14 full-service offices in Los Angeles, Orange, San Diego and Santa Clara counties. Hanmi Bank specializes in commercial, SBA, trade finance and consumer lending, and is a recognized community leader. The Bank's mission is to provide varied quality products and premier services to its customers and to maximize shareholder value.

FORWARD-LOOKING STATEMENTS

This release may contain forward-looking statements, which are included in accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of such terms and other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statement. These factors include the following: general economic and business conditions in those areas in which the Company operates; demographic changes; competition for loans and deposits; fluctuation in interest rates; risks of natural disasters related to the Company's real estate portfolio; risks associated with SBA loans; changes in governmental regulation; credit quality; the availability of capital to fund the expansion of the Company's business; and changes in securities markets.

Contact: Yong Ku Choe, CFO                           (213) 368-3200

            Kate Yi (Kim), Investor Relations        (213) 639-1767

FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share data)      For the quarter ended   For the six months ended
                                                           June 30,                  June 30,
                                                   ------------------------------------------------          Change
CONDENSED INCOME STATEMENT                            2003         2002         2003         2002       Amount    Percentage
                                                   -------------------------------------------------------------------------
Interest income                                    $19,120      $16,945      $36,578      $33,074      $ 3,504       10.6%
Interest expense                                     5,252        5,125       10,564       10,053          511        5.1%
                                                   -------      -------      -------      -------      -------       ----
        Net interest income                         13,868       11,820       26,014       23,021        2,993       13.0%
Provision for loan losses                            1,500        1,050        2,680        2,100          580       27.6%
                                                   -------      -------      -------      -------      -------       ----
        Net interest income after provision         12,368       10,770       23,334       20,921        2,413       11.5%
Service charge on deposit accounts                   2,626        2,248        5,089        4,433          656       14.8%
Gain on sales of loans                                 878          483        1,322          883          439       49.7%
Gain on sale of available-for-sale securities          707          355          858          928          (70)      -7.5%
All other non-interest income                        1,434        2,718        2,878        3,887       (1,009)     -26.0%
                                                   -------      -------      -------      -------      -------       ----
        Non interest income                          5,645        5,804       10,147       10,131           16        0.2%
Salaries and employee benefits                       5,569        4,316       10,252        8,538        1,714       20.1%
Expenses of premises and fixed assets                1,282        1,068        2,467        2,131          336       15.8%
Impairment charges on investment                      --          3,950         --          3,950       (3,950)    -100.0%
Other non-interest expense                           3,451        3,085        6,529        5,514        1,015       18.4%
                                                   -------      -------      -------      -------      -------       ----
        Non-interest expense                        10,302       12,419       19,248       20,133         (885)      -4.4%
                                                   -------      -------      -------      -------      -------       ----
                Income before income taxes           7,711        4,155       14,233       10,919        3,314       30.4%
Income taxes                                         2,758        1,182        5,041        3,822        1,219       31.9%
                                                   -------      -------      -------      -------      -------       ----
                        NET INCOME                 $ 4,953      $ 2,973      $ 9,192      $ 7,097        2,095       29.5%
                                                   =======      =======      =======      =======      =======       ====
Basic EPS                                          $  0.35      $  0.22      $  0.66      $  0.52      $  0.14       26.3%
Diluted EPS                                        $  0.35      $  0.21      $  0.64      $  0.50      $  0.15       29.8%

                                               As of            As of                      Change                   As of
CONDENSED BALANCE SHEET                   Jun. 30, 2003     Dec. 31, 2002          Amount         Percentage    Jun. 30, 2002
                                          -----------------------------------------------------------------------------------
Assets
Cash and due from banks                    $    60,053       $    67,772       $    (7,719)         -11.4%      $    57,814
Federal funds sold                              59,000            55,000             4,000            7.3%           67,000
Term federal funds sold                         10,000            30,000           (20,000)                          30,000
Investment securities                          367,016           279,548            87,468           31.3%          194,470
Loans:
  Loans, net of unearned income              1,116,617           986,408           130,209           13.2%          905,098
  Allowance for loan and lease losses          (13,147)          (12,269)             (878)           7.2%          (10,349)
                                           -----------       -----------       -----------           ----       -----------
     Net loans                               1,103,470           974,139           129,331           13.3%          894,749
Other assets                                    49,539            49,839              (300)          -0.6%           48,725
                                           -----------       -----------       -----------           ----       -----------
        Total assets                       $ 1,649,078       $ 1,456,298       $   192,780           13.2%      $ 1,292,758
                                           ===========       ===========       ===========           ====       ===========

Liabilities and Stockholders' equity
Non-interest bearing deposits              $   438,418       $   412,060       $    26,358            6.4%      $   328,345
Interest bearing deposits                    1,013,591           871,919           141,672           16.2%          832,353
                                           -----------       -----------       -----------           ----       -----------
Total deposits                               1,452,009         1,283,979           168,030           13.1%      $ 1,160,698
Other borrowed funds                            51,950            34,450            17,500           50.8%            6,000
Other liabilities                               11,416            13,401            (1,985)         -14.8%           13,665
                                           -----------       -----------       -----------           ----       -----------
                Total Liabilities          $ 1,515,375       $ 1,331,830       $   183,545           13.8%        1,180,363
Shareholders' equity                           133,703           124,468             9,235            7.4%          112,395
                                           -----------       -----------       -----------           ----       -----------
        Total Liabilities and equity       $ 1,649,078       $ 1,456,298       $   192,780           13.2%      $ 1,292,758
                                           ===========       ===========       ===========           ====       ===========

                                       For the six months ended,               Change
AVERAGE BALANCES;                    Jun. 30, 2003   Jun. 30, 2002       Amount      Percentage
                                     ----------------------------------------------------------
Average net loans                      $1,028,406      $  866,713      $  161,693       18.7%
Average interest-earning assets        $1,441,799      $1,120,227      $  321,572       28.7%
Average assets                         $1,534,589      $1,218,291      $  316,298       26.0%
Average interest-bearing deposits      $  949,055      $  782,251      $  166,804       21.3%
Average deposits                       $1,344,782      $1,092,582      $  252,200       23.1%
Average other borrowed funds           $   51,023      $    8,296      $   42,727      515.0%
Average interest-bearing liabilities   $1,000,079      $  790,547      $  209,532       26.5%
Average equity                         $  127,710      $  107,803      $   19,907       18.5%

SELECTED PERFORMANCE RATIO;               Jun. 30, 2003      Jun. 30, 2002
                                          --------------------------------
Return on average assets                       1.20%             1.17%
Return on average equity                      14.40%            13.17%
Net interest margin                            3.61%             4.11%

                                                As of           As of
ALLOWANCE FOR LOAN LOSSES                  Jun. 30, 2003    Jun. 30, 2002
                                           ------------------------------
Balance at the beginning of Year                $12,269         $10,064
Provision for loan losses                         2,680           2,100
Charge-offs, net of recoveries                    1,802           1,815
                                                -------         -------
Balance at the end of quarter                   $13,147         $10,349
                                                =======         =======
Loan loss allowance/Gross loans                    1.17%           1.10%
Loan loss allowance/Non-performing loans         113.13%         216.69%

NON-PERFORMING ASSETS                       Jun. 30, 2003   Dec. 31, 2002    Jun. 30, 2002
                                            -------------   -------------    -------------
Accruing loans-90 days past due                 $ 2,700         $   617         $    52
Non accrual loans                                 8,921           5,858           4,724
                                                -------         -------         -------
Total Non performing loans                       11,621           6,475           4,776
                                                -------         -------         -------
Total Non performing loans/Total loans             1.04%           0.66%           0.53%
Other real estate owned                              --              --              --
                                                -------         -------         -------
Total Non performing assets                     $11,621         $ 6,475         $ 4,776
                                                =======         =======         =======
Total Non performing assets/Total Assets           0.70%           0.44%           0.37%

                                                                                      Change
LOAN PORTFOLIO                  Jun. 30, 2003        Dec. 31, 2002             Amount         Percentage
                                ------------------------------------------------------------------------
Real estate loans                $   440,454          $   371,593          $    68,861           18.5%
Commercial loans                     630,879              572,910               57,969           10.1%
Consumer loans                        48,146               44,416                3,730            8.4%
                                 -----------          -----------
  Total gross loans                1,119,479              988,919              130,560           13.2%
Unearned loan fees                    (2,862)              (2,511)                (351)          14.0%
Allowance for loan losses            (13,147)             (12,269)                (878)           7.2%
                                 -----------          -----------          -----------           ----
  Net loans                      $ 1,103,470          $   974,139          $   129,331           13.3%
                                 ===========          ===========          ===========           ====

LOAN MIX
Real estate loans                      39.34%               37.58%
Commercial loans                       56.35%               57.93%
Consumer loans                          4.30%                4.49%
                                      ------               ------
  Total gross loans                   100.00%              100.00%
                                      ======               ======

                                     As of               As of                        Change
DEPOSIT PORTFOLIO               Jun. 30, 2003        Dec. 31, 2002             Amount         Percentage
                                ------------------------------------------------------------------------
Non-interest bearing            $    438,418         $    412,060            $  26,358            6.4%
Savings                               94,921               98,121               (3,200)          -3.3%
Time certificates of
deposit $100,000 or more             403,287              323,544               79,743           24.6%
Other time deposits                  312,088              259,940               52,148           20.1%
Money market checking                203,295              190,314               12,981            6.8%
                                ------------         ------------            ---------           ----
  Total deposit                 $  1,452,009         $  1,283,979            $ 168,030           13.1%
                                ============         ============            =========           ====

DEPOSIT MIX
Non-interest bearing                   30.19%               32.09%
Savings                                 6.54%                7.64%
Time certificates of
deposit $100,000 or more               27.77%               25.20%
Other time deposits                    21.49%               20.24%
Money market checking                  14.00%               14.82%
                                      ------               ------
  Total deposit                       100.00%              100.00%
                                      ======               ======